Exhibit 10.56

ADDENDUM NO. 1 TO EMPLOYMENT AGREEMENT

This Addendum No. 1 (the “Addendum”) to the Employment Agreement that was entered into by and between Kilroy Realty Corporation (the “Company”), Kilroy Realty, L.P. and John B. Kilroy, Jr. (the “Executive”) and became effective on January 1, 2007 (the “Agreement”) is made as of this 12 day of February, 2008 (the “Effective Date”).

WHEREAS the Company and the Executive have agreed to certain terms regarding the provision of life insurance during the Term (as defined in the Agreement) and during the Severance Period (as defined in the Agreement); and

WHEREAS the Company and the Executive do not intend by this Addendum to alter or waive the rights and obligations of any party hereto as may exist under the Agreement, except as expressly specified herein.

NOW, THEREFORE, the parties agree as of the Effective Date as follows:

The Executive and the Company agree that Sun Life, policy No. 020151685, effective 06/12/07, with a death benefit of $10,000,000 on the Executive’s life (the “Life Insurance Policy”) owned by the Marina Drive Trust #13 Dated 10/19/07 will satisfy the Company’s obligation to provide a term or whole life insurance policy in the amount of $10,000,000 for the Executive under the Agreement. During the Term and, to the extent applicable, during the Severance Period (pro-rated for partial periods), the Company hereby agrees to pay $65,000 per year for the Life Insurance Policy and such additional amounts to Executive such that Executive will not have any net ordinary income (Federal or State) or employment tax liability with regard to the premium payments on the Life Insurance Policy. Company shall cause said annual payment to be made directly to the Executive via check on or before the anniversary date of the policy.

KILROY REALTY CORPORATION

/s/ Tyler Rose		/s/ Tamara Porter
By:	Tyler Rose	By:	Tamara Porter
Title:	SVP & Treasurer	Title:	VP & Corporate Counsel

KILROY REALTY, L.P.

/s/ Tyler Rose		/s/ Tamara Porter
By:	Tyler Rose	By:	Tamara Porter
Title:	SVP & Treasurer	Title:	VP & Corporate Counsel

JOHN B. KILROY, JR.

/s/ John B. Kilroy, Jr.